EXHIBIT B
                                                                       ---------
                                POWER OF ATTORNEY

           The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                          Joan C. Amble                      Daniel Janki
                          Nancy E. Barton                    Jonathan K. Sprole
                          Kathryn A. Cassidy                 Barbara J. Gould
                          Iain MacKay                        Peter J. Munis
                          Leon E. Roday                      Robert L. Lewis
                          Ward Bobitz                        Wendy E. Ormond
                          Patricia Merrill                   Amy Fisher
                          Michael A. Gaudino                 Mark F. Mylon
                          Robert O. O'Reilly, Sr.            Nelson Gonzalez
                          Preston Abbott                     Ricardo Silva
                          Barbara Lane                       Michael E. Pralle
                          Murry K. Stegelmann                Joseph E. Parsons
                          James Ungari                       Mark D. Kaplow
                          J. Gordon Smith                    Stewart Koenigsberg
                          John L. Flannery                   Kevin Korsh

           Each Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries;

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2004.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 12th day of March, 2002.

                            General Electric Company


           (Corporate Seal)                   By: /s/ Phillip D. Ameen
           ----------------                      -------------------------------
                                                 Philip D. Ameen, Vice President
Attest:
 /s/ Robert E. Healing
---------------------------------
Robert E. Healing, Attesting Secretary



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